UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 16, 2009

Evans Bancorp, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

New York	0-18539	161332767
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

14 North Main Street, Angola, New York		14006
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	716-926-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 16, 2009, Evans Bank, N.A. (the "Bank"), a wholly-owned subsidiary of Evans Bancorp, Inc. (the "Company"), entered into Amendment No. 1 (the "Amendment") to Evans Bank, N.A. Amended and Restated Supplemental Executive Retirement Plan (the "SERP") to amend the SERP in certain respects as it applies to Mr. William R. Glass, Secretary of the Company and Senior Vice President of the Bank. The Amendment, which is effective January 1, 2009, (a) changes the definition of "Final Average Earnings" under the SERP, as it applies to Mr. Glass, such that it is calculated based on the five highest consecutive, fully completed calendar years up to the date that Mr. Glass reaches age 65, (b) changes the definition of "Years of Service" under the SERP, as it applies to Mr. Glass, such that his years of service taken into account for purposes of calculating his benefits under the SERP will end at age 65, and (c) provides for a lump sum payment of benefits payable to Mr. Glass under the SERP that is actuarially equivalent to installments paid over 20 years.
The foregoing description of certain of the terms of the Amendment is qualified in its entirety by reference to the Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Mr. Glass also serves as Chief Executive Officer of Evans National Leasing, Inc., a wholly-owned subsidiary of the Bank.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.
Exhibit 10.1 Amendment No. 1 to Evans Bank, N.A. Amended and Restated Supplemental Executive Retirement Plan with respect to William R. Glass, executed by Evans Bank, N.A. on October 16, 2009, and effective January 1, 2009

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Evans Bancorp, Inc.

October 22, 2009	By:	/s/David J. Nasca

Name: David J. Nasca
Title: President & C.E.O.

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Exhibit Index

Exhibit No.	Description

10.1	Amendment No. 1 to Evans Bank, N.A. Amended and Restated Supplemental Executive Retirement Plan with respect to William R. Glass, executed by Evans Bank, N.A. on October 16, 2009, and effective January 1, 2009